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                                EXHIBIT 99.3

                                  BALLOT

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                        SPECIAL MEETING OF MEMBERS
                               JULY 21, 1997

     The undersigned hereby votes in the following manner at the special meeting of members of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") to be held on July 21, 1997, and at any adjournment thereof:


     1.   FOR    AGAINST  ABSTAIN    Adoption of an amendment to the articles
         (   )   (    )    (    )    of incorporation of Dakota Cooperative
                                     Telecommunications, Inc. to become a
         (YOUR BOARD OF DIRECTORS    South Dakota business corporation as
          RECOMMENDS A VOTE FOR      described in the Prospectus and
          THIS PROPOSAL)             Ballot/Proxy Statement dated June 13,
                                     1997.

     THIS BALLOT IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. IF THIS BALLOT IS PROPERLY EXECUTED, THE SHARE OF COOPERATIVE COMMON STOCK REPRESENTED BY THIS BALLOT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARE REPRESENTED HEREBY WILL NOT BE VOTED.


                                   PROXY

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                      SPECIAL MEETING OF SHAREHOLDERS
                               JULY 21, 1997


     The undersigned appoints James H. Jibben and Thomas W. Hertz, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares issuable to the undersigned in Dakota Telecommunications Group, Inc. at the special meeting of its shareholders to be held on July 21, 1997, and at any adjournment thereof:


     1.   FOR    AGAINST ABSTAIN   Approval of an Agreement and Plan of Merger
         (    )   (   )  (    )    as described in the Prospectus and
                                   Ballot/Proxy Statement dated June 13,
         (YOUR BOARD OF DIRECTORS  1997.
           RECOMMENDS A VOTE FOR
           THIS PROPOSAL)



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     2.   As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. ON BEHALF OF DAKOTA TELECOMMUNICATIONS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                   Dated: ___________________, 1997

                                   x________________________________________

                                   x________________________________________
                                       Signatures of Member(s)/shareholder(s)

PLEASE DATE AND SIGN THIS BALLOT/PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.